Exhibit 99.1

Distributed Energy Systems Corp.

10 Technology Drive

Wallingford, CT 06492

(NASDAQ: DESC)

Contact:

At the Company:

Peter J. Tallian

Chief Financial Officer

(203) 678-2148

NEWS for Immediate Release

DISTRIBUTED ENERGY SYSTEMS SHAREHOLDERS APPROVE ALL PROPOSALS AT ANNUAL MEETING

WALLINGFORD, CT, AUGUST 21, 2007 – Distributed Energy Systems Corp. (NASDAQ: DESC) reported today that its shareholders approved all proposals at its annual meeting held this morning in Hartford, CT.

In addition to the election of directors, stockholders approved proposals for two amendments to the company’s certificate of incorporation. The first increased the number of authorized shares of the company’s common stock from 65 million to 250 million shares, and the second authorized, but does not require, the company’s Board of Directors to effect a reverse split of the common stock at a ratio of within the range of 1-for-2 to 1-for-20. The exact split ratio would be determined by the Board and publicly announced by the company prior to any decision to implement a split.

The company said shareholders also approved a proposal to issue shares of Distributed Energy Systems’ common stock to Perseus, L.L.C., a merchant bank and private equity fund management company, under terms of a previously announced financing. It includes provisions under which Perseus can convert a note and exercise warrants issued by the company into common stock.

Ambrose L. Schwallie, chief executive officer of Distributed Energy Systems, said: “We are pleased that our shareholders approved our proposals. These amendments will give us the necessary financial flexibility going forward.”

Mr. Schwallie noted that the company’s current plan focuses on “a few carefully selected high-potential businesses where we have already shown what we can do for customers and potential customers.”

He identified them as follows:

•	Wind systems, using high efficiency, low-maintenance, direct-drive permanent magnet technology,

•	Power electronics systems, such as the mobile power units developed for two customers – Con Edison and Direct Drive Systems,

•	Power systems for the remote oil and gas exploration industry and homeland security applications, and

•	Power generation projects using alternative non-fossil energy sources.

Concluding his remarks at the annual meeting, Mr. Schwallie said: “I believe that the potential in these markets is strong and our company is well positioned.”

Conference Call Tomorrow

Distributed Energy Systems will host a conference call tomorrow, Wednesday, August 22, 2007, at 4:30 p.m. Eastern time. Individuals wishing to participate in the conference call should dial 800- 659-2056, or for international calls 617-614-2714, pass code 83694151. The call will also be broadcast live over the Internet and can be accessed by interested parties through the investors’ section of the Distributed Energy Systems website at www.distributed-energy.com. For interested individuals unable to join the call or Web cast, a replay will be available through Thursday, September 6th, 2007, by dialing 888-286-8010 or for international calls 617-801-6888, pass code 58522938, or on the company’s Web site.

About Distributed Energy Systems Corp.

Distributed Energy Systems Corp. (NASDAQ: DESC) creates and delivers products and solutions to the emerging decentralized energy marketplace, giving users greater control over their energy cost, quality and reliability. The company delivers a combination of practical, ready-today energy solutions and solid business platforms for capitalizing on the changing energy landscape. For more information visit http://www.distributed-energy.com.

This press release contains forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Statements contained herein concerning Distributed Energy Systems’ goals, future revenue and profitability, financial sustainability, and anticipated growth and other statements that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, words such as “anticipates”, “believes”, “could”, “expect”, “intend”, “may”, “might”, “should”, “will”, and “would” and other forms of these words or similar words are intended to identify forward-looking information. Distributed Energy Systems’ actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors. Distributed Energy Systems disclaims any obligation to update these forward-looking statements. Factors that could cause results to differ materially from those contained in Distributed Energy Systems’ forward-looking statements include, but are not limited to, our failure to perform contracts for customers profitably, or complete development of our products, the failure of our products to achieve commercial acceptance, our inability to expand our production facilities, manufacture our products at commercially acceptable costs or establish distribution relationships, the impact of competitive products, and other factors detailed in Distributed Energy Systems’ Form 10-Q for the quarter ended June 30, 2007, and other filings Distributed Energy Systems may make from time to time with the SEC.